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                                                               EXECUTION VERSION

                                                                   EXHIBIT 10.23

                FIRST SUPPLEMENTAL SUBSIDIARY GUARANTEE AGREEMENT

      First Supplemental Subsidiary Guarantee Agreement (this "Supplemental Subsidiary Guarantee Agreement") dated as of June 17, 2004, among Seabulk International, Inc., a Delaware corporation (the "Borrower") and Fortis Capital Corp. (the "Agent").

                              PRELIMINARY STATEMENT

      Pursuant to the terms of the Swap Agreements, each of the Counterparties agreed to provide the Borrower with an interest rate swap to enable the Borrower to manage its interest rate exposure. As a condition to providing such Swap Agreements and any other Swap Agreements from time to time outstanding, each of the Counterparties has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Swap Agreements by entering into the Guarantee Agreement and securing the Subsidiary Guarantors' obligations hereunder by granting to the Agent, on behalf of the Counterparties, a lien in, to and under the Guarantee Collateral. The Borrower has requested that the SEABULK RHODE ISLAND and the SEABULK KENTUCKY (collectively, the "Released Vessels") owned by one of the Subsidiary Guarantors be released from the Mortgages thereon and that the SEABULK PUFFIN owned by the Assignor, a wholly-owned subsidiary of the Borrower, be substituted therefor. In order to induce the Counterparties to release the Released Vessels, Offshore Marine Management International, Inc. ("OMMI") has agreed to grant to the Agent, on behalf of the Counterparties, a lien in, to and under the SEABULK PUFFIN (the "New Vessel") and the Collateral related thereto so that the New Vessel shall be deemed for all purposes a "Vessel" under the Transaction Documents.

      All things necessary to make this Supplemental Subsidiary Guarantee Agreement a valid agreement of the Borrower, OMMI and the other Subsidiary Guarantors in accordance with its terms have been done.

      NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Agent and each of the Counterparties, as follows:

            (i) OMMI hereby confirms that it unconditionally and irrevocably guarantees, jointly and severally, to the Agent and the Counterparties (i) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by the Borrower under each of the Swap Agreements and (ii) the full and prompt performance and observance by the Borrower of the obligations, covenants and agreements required to be performed and observed by the Borrower under each of the Swap Agreements (items (i) and (ii), the "Subsidiary Guarantee Obligations"). OMMI hereby confirms that it irrevocably and unconditionally agrees that upon any default by the Borrower in the payment, when due, of any amounts (including amounts in respect of fees and indemnification owing to the Agent or the Counterparties) due

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                                                               EXECUTION VERSION

under the Swap Agreements, OMMI will promptly pay the same within ten (10) days after receipt of written demand therefor from the Agent or any Counterparty. OMMI further hereby confirms that it irrevocably and unconditionally agrees that upon any default by the Borrower in any of its obligations, covenants and agreements required to be performed and observed by the Borrower under the Swap Agreements, OMMI will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Counterparties.

      OMMI further confirms that it agrees that the Subsidiary Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from OMMI and that OMMI will remain bound under the Subsidiary Guarantee Agreement notwithstanding any extension or renewal of any Subsidiary Guarantee Obligation. OMMI confirms that it is subject to all the provisions of the Subsidiary Guarantee Agreement applicable to a Subsidiary Guarantor. Without limiting the effect of the foregoing, OMMI hereby agrees that it is hereby bound by the provisions of Section 5.02 of the Subsidiary Guarantee Agreement relating to the assignment to the Agent as security, and hereby grants to the Agent a security interest in (subject to the provisions of the Assignment of Earnings and Insurances), all the freights, hires, charters and Insurances to which OMMI is entitled in respect of the New Vessel and the other Vessels that it owns subject to the Mortgages.

      SECTION 2. The Subsidiary Guarantee Agreement, as supplemented and amended by this Supplemental Subsidiary Guarantee Agreement and all other Subsidiary Guarantee Agreements supplemental thereto, is in all respects ratified and confirmed, and the Subsidiary Guarantee Agreement, this Supplemental Subsidiary Guarantee Agreement and all Subsidiary Guarantee Agreements supplemental thereto shall be read, taken and construed as one and the same instrument.

      SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Subsidiary Guarantee Agreement by any of the provisions of the Subsidiary Guarantee Agreement, such required provision shall control.

      SECTION 4. All covenants and agreements in this Supplemental Subsidiary Guarantee Agreement by OMMI shall bind its successors and assigns, whether so expressed or not.

      SECTION 5. In case any provision in this Supplemental Subsidiary Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 6. Nothing in this Supplemental Subsidiary Guarantee Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Counterparties any benefit or any legal or equitable right, remedy or claim under this Supplemental Subsidiary Guarantee Agreement.

      SECTION 7. THIS SUPPLEMENTAL CREDIT AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

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                                                               EXECUTION VERSION

      SECTION 8. All terms used in this Supplemental Subsidiary Guarantee Agreement not otherwise defined herein that are defined in Appendix A to the Subsidiary Guarantee Agreement shall have the meanings set forth therein.

      SECTION 9. This Supplemental Subsidiary Guarantee Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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                                                               EXECUTION VERSION

      WHEREOF, the parties have caused this Supplemental Subsidiary Guarantee Agreement to be duly executed as of the date first written above.

SEABULK INTERNATIONAL, INC.,
 as Borrower,

         /s/ Alan R. Twaits
         -------------------------------------------
         Name:  Alan R. Twaits
         Title: Senior Vice President

FORTIS CAPITAL CORP.
 as Agent,

         /s/ Joshua Persky
         -------------------------------------------
         Name:  Joshua Persky
         Title: Vice President

         /s/ John Preneta
         -------------------------------------------
         Name:  John Preneta
         Title: Executive Vice President

OFFSHORE MARINE MANAGEMENT INTERNATIONAL, INC.,
 hereby acknowledges and agrees to the terms, conditions and provisions of the above
First Supplemental Subsidiary Guarantee Agreement,

         /s/ Alan R. Twaits
         -------------------------------------------
         Name:  Alan R. Twaits
         Title: Senior Vice President